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                                                                 EXHIBIT 11.1


                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                       CALCULATION OF EARNINGS PER COMMON SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)
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                                                           Thirty Nine                        Thirteen
                                                           Weeks Ended                      Weeks Ended
                                                  ---------------------------     ---------------------------
                                                     Sept. 25,       Sept. 26,        Sept. 25,     Sept. 26,
                                                          1999           1998              1999          1998
                                                  ------------   -------------    -------------   -----------


Earnings available for earnings per share:

Income from continuing operations                 $     30,304   $     23,155     $     12,074   $      9,239
Discontinued operations, net of income taxes                          (22,589)
                                                  ------------   ------------     ------------   ------------
Net income                                        $     30,304   $        566     $     12,074   $      9,239
                                                  ============   ============     ============   ============






Average number of common shares outstanding             10,149         11,223            9,954         10,743
                                                  ============   ============     ============   ============






Earnings per common share:
  Income from continuing operations               $       2.99   $       2.06    $        1.21   $       0.86
  Loss from discontinued operations                                     (2.01)
                                                  ------------   ------------    -------------   ------------
Earnings per common share                         $       2.99   $       0.05    $        1.21   $       0.86
                                                  ============   ============    =============   ============
                                               26
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